SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       December 3, 2004

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On Dec. 3, 2004, a wholly owned subsidiary of Xcel Energy, Public Service Company of Colorado (PSCo), entered into a Settlement agreement with Concerned Environmental and Community Parties (CECP), as defined in Section 1B of the Settlement agreement filed as Exhibit 99.03 to this Current Report on Form 8-K.  The Settlement agreement provides for certain actions to be taken by PSCo in response to environmental concerns of the CECP, associated with PSCo’s proposed construction of a new power generating unit.  In return, the CECP agrees not to make certain adverse formal comments or bring certain lawsuits.  See Exhibit 99.03 for the full agreement.

Item 8.01. Other Events

On Dec. 3, 2004, PSCo filed with the Colorado Public Utilities Commission (CPUC) an all-inclusive settlement agreement regarding its Least-Cost Plan, which has been endorsed by numerous parties to the regulatory proceeding.

See a copy of the related press release at Exhibit 99.01 and a copy of excerpts of the proposed settlement agreement at Exhibit 99.02.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.01	Press Release dated Dec. 3, 2004.

99.02	Proposed Settlement Agreement excerpts, as filed with the CPUC.

99.03	Settlement agreement among PSCo and Concerned Environmental and Community Parties, dated Dec. 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Vice President and Controller

December 8, 2004